UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 25, 2017

FIRST FOODS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-206260	47-4145514
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 Monroe Street, Suite E210, Hoboken, NJ 07030

(Address of principal executive offices)

(201) 471-0988

 (Registrant's telephone number, including area code)

_______________________________________________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2017, First Foods Group, Inc. (“Company”), entered into an agreement (the “Agreement”) with Tier Merchant Advance LLC, a Delaware limited liability company (“Lead”). Pursuant to the Agreement, Lead may enter into Master Participation Agreements with Merchant Advance Companies. Merchant Advance Companies will enter into Merchant Agreement(s) with client(s) pursuant to which Lead may purchase (the "Purchases") future credit card receivables, debit card, check, cash payments or other gross sales receipts from the Merchant Advance Company on behalf of the Company. Thereafter Lead shall sell to Company, a participation in Lead's Purchases as are from time to time identified on executed offers prepared by Lead and countersigned by Company

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2017, the Company’s Board of Directors appointed Mark J. Keeley to the Board. Previously, Mr. Keeley had been solely acting as the Chief Financial Officer. Mr. Keeley accepted the appointment.

MARK J. KEELEY is a Certified Public Accountant (CPA) who began his career in public accounting with KPMG LLP in August 1985, after graduating Summa Cum Laude from the University of Massachusetts with Bachelor’s Degree in Accounting and Computer Science. He obtained a Master’s Degree in Finance from Boston College in May 1988 and continued his public accounting career at Coopers and Lybrand LLP in September 1990 and was admitted to the Partnership when Coopers & Lybrand LLP merged with Price Waterhouse LLP to become PricewaterhouseCoopers LLP in October 1988. He retired from PricewaterhouseCoopers LLP (PwC) in July 2014. From April 2015 through November 2016 he served as the Chief Financial Officer (CFO) of a Registered Investment Advisor (RIA) and SEC registrant with over $3B of assets under management.

Mr. Keeley is a qualified audit committee financial expert and one of the first holders of the Certified Information Technology Professional (CITP) designation granted by the American Institute of Public Accountants (AICPA). He has applied his accounting, financial management and information technology experience to a broad range of national and international companies, including the development of artificial intelligence (AI) solutions for the restaurant and restaurant franchise industry.

He has regularly worked with the highest levels of senior management, boards of directors, external auditors, investors, and regulators to build consensus and reach a common understanding of complex financial matters. He has testified to the United States Congress regarding financial accounting and auditing aspects of the U.S. Federal Government and served as PwC’s representative to Congressman Mr. Michael Conaway.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2017, the Board of Directors of the Company elected to designate the 5,000,000 preferred shares authorized into two series. Series A Preferred Shares was designated with one share. The remaining 4,999,999 shares were designated as Series B Preferred Shares. The majority shareholder of the Company approved the actions on October 22, 2017. The rights and preferences can be found on Exhibit 3.1 attached hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment
10.1	Agreement, dated October 25, 2017, by and between the Company and Tier Merchant Advance LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Foods Group, Inc.

Date: October 26, 2017	By:	/s/ Harold Kestenbaum
	Name:	Harold Kestenbaum
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Certificate of Amendment
10.1	Agreement, dated October 25, 2017, by and between the Company and Tier Merchant Advance LLC

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